Exhibit 2.1



UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK
--------------------------------------X
IN RE                                 :
                                      :        04 MD 1598 (JSR)
EPHEDRA PRODUCTS LIABILITY            :
LITIGATION.                           :
--------------------------------------X
PERTAINS TO ALL CASES


UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
--------------------------------------X
IN RE                                 :
                                      :        CHAPTER 11 CASE NO.
TL ADMINISTRATION CORPORATION,        :
ET AL. (F/K/A TWINLAB CORPORATION,    :
  ET AL.),                            :        03-15564 (RDD)
                                      :
                                      :        (JOINTLY ADMINISTERED)
                           DEBTORS.   :
--------------------------------------X



                   FIRST AMENDED JOINT PLAN OF LIQUIDATION OF
           TL ADMINISTRATION CORPORATION (F/K/A TWINLAB CORPORATION),
           TL ADMINISTRATION, INC. (F/K/A TWIN LABORATORIES INC.), AND
         TL ADMINISTRATION (UK) LTD. (F/K/A TWIN LABORATORIES (UK) LTD.)
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                     ---------------------------------------






WEIL, GOTSHAL & MANGES LLP
   Attorneys for Debtors
   and Debtors in Possession
767 Fifth Avenue
New York, New York  10153
(212) 310-8000


Dated: May 25, 2005

                                TABLE OF CONTENTS

                                                                                                      PAGE
SECTION 1         DEFINITIONS AND INTERPRETATION........................................................1

         1.1      2002-2004 Ephedra PI Claim............................................................1

         1.2      2002-2004 Ephedra PI Settlement Agreement.............................................1

         1.3      Administrative Expense Claim..........................................................2

         1.4      Aggregate Allowed Consumer Class Action Claims........................................2

         1.5      Aggregate Third Party Settlement Amount...............................................2

         1.6      AISLIC................................................................................2

         1.7      Allowed...............................................................................2

         1.8      Amended Complaint.....................................................................2

         1.9      Available Cash........................................................................2

         1.10     Avoidance Actions.....................................................................2

         1.11     Bankruptcy Code.......................................................................2

         1.12     Bankruptcy Court......................................................................3

         1.13     Bankruptcy Rules......................................................................3

         1.14     Blechman Agreement....................................................................3

         1.15     Blechmans.............................................................................3

         1.16     Business Day..........................................................................3

         1.17     CPLR..................................................................................3

         1.18     Cash..................................................................................3

         1.19     Causes of Action......................................................................3

         1.20     Chapter 11 Cases......................................................................3

         1.21     Claim.................................................................................3

         1.22     Class.................................................................................4

         1.23     Class 4 Distribution..................................................................4

         1.24     Collateral............................................................................4

         1.25     Commencement Date.....................................................................4

         1.26     Confirmation Date.....................................................................4

         1.27     Confirmation Hearing..................................................................4

         1.28     Confirmation Order....................................................................4

         1.29     Consumer Class Action Claim...........................................................4

         1.30     Creditor..............................................................................4

         1.31     Creditors Committee...................................................................4

         1.32     Debtors or Debtors in Possession......................................................4

         1.33     Declaratory Judgment Complaint........................................................4

         1.34     Disbursing Agent......................................................................4


                                       i

         1.35     Disclosure Statement..................................................................4

         1.36     Disclosure Statement Hearing..........................................................5

         1.37     Disclosure Statement Order............................................................5

         1.38     Disputed..............................................................................5

         1.39     Distribution Record Date..............................................................5

         1.40     District Court........................................................................5

         1.41     Effective Date........................................................................5

         1.42     Entity................................................................................5

         1.43     Ephedra Claimants Committee...........................................................5

         1.44     Ephedra Indemnification Claim.........................................................6

         1.45     Ephedra Insurance Policies............................................................6

         1.46     Ephedra Personal Injury Claim.........................................................6

         1.47     Ephedra Personal Injury Trust.........................................................6

         1.48     Ephedra Personal Injury Trust Agreement...............................................6

         1.49     Ephedra Personal Injury Trustee.......................................................6

         1.50     Equity Interest.......................................................................6

         1.51     Estates...............................................................................6

         1.52     Final Order...........................................................................7

         1.53     GNC...................................................................................7

         1.54     General Unsecured Claim...............................................................7

         1.55     Holdings..............................................................................7

         1.56     Ideasphere............................................................................7

         1.57     Ideasphere Agreement..................................................................7

         1.58     Impaired..............................................................................7

         1.59     Indenture.............................................................................7

         1.60     Indenture Trustee.....................................................................7

         1.61     Initial Cash..........................................................................7

         1.62     Non-Ephedra Claims....................................................................8

         1.63     Objection Deadline....................................................................8

         1.64     Other Participating Ephedra Claims....................................................8

         1.65     Person................................................................................8

         1.66     Plan..................................................................................8

         1.67     Plan Administrator....................................................................8

         1.68     Pre-2002 Ephedra PI Claim.............................................................8


                                       ii

         1.69     Priority Non-Tax Claim................................................................8

         1.70     Priority Tax Claim....................................................................8

         1.71     Pro Rata Share........................................................................8

         1.72     Punitive Damages......................................................................8

         1.73     Punitive Damage Claim.................................................................9

         1.74     Released Parties......................................................................9

         1.75     Schedules.............................................................................9

         1.76     Secured Claim.........................................................................9

         1.77     Settlement Escrow Agent...............................................................9

         1.78     Settling Third Party..................................................................9

         1.79     Tax Code..............................................................................9

         1.80     Third Party Settlement Amount.........................................................9

         1.81     Treasury Regulations..................................................................9

         1.82     U.S. Trustee..........................................................................9

         1.83     Voting Procedures Order...............................................................9

SECTION 2         ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS................................10

         2.1      Administrative Expense Claims........................................................10

         2.2      Priority Tax Claims..................................................................10

SECTION 3         CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS........................................10

         3.1      Classification of Claims and Equity Interests........................................10

         3.2      Bifurcation of Claims Asserting Punitive Damages.....................................11

SECTION 4         TREATMENT OF CLAIMS AND EQUITY INTERESTS.............................................11

         4.1      Class 1 -Secured Claims..............................................................11

         4.2      Class 2 - Priority Non-Tax Claims....................................................12

         4.3      Class 3 - Pre-2002 Ephedra PI Claims.................................................12

         4.4      Class 4 - 2002-2004 Ephedra PI Claims................................................13

         4.5      Class 5 - General Unsecured Claims...................................................13
         4.6      Class 6 - Punitive Damage Claims.....................................................14

         4.7      Class 7 - Equity Interests...........................................................14

SECTION 5         THE EPHEDRA PERSONAL INJURY TRUST....................................................14

         5.1      Responsibilities of the Ephedra Personal Injury Trust................................14

         5.2      Resolution of Minors' Claims by the Ephedra Personal Injury Trust....................14

         5.3      Transfer of Property to the Ephedra Personal Injury Trust............................15


                                      iii

         5.4      Tax Treatment of Ephedra Personal Injury Trust.......................................15

         5.5      Appointment of Ephedra Personal Injury Trustee.......................................15

SECTION 6         PROVISIONS GOVERNING DISTRIBUTIONS...................................................16

         6.1      Distribution Record Date.............................................................16

         6.2      Delivery of Distributions and Undeliverable Distributions............................16

         6.3      Surrender of Instruments.............................................................16

         6.4      Setoffs..............................................................................17

         6.5      Transactions on Business Days........................................................17

         6.6      Allocation of Plan Distribution Between Principal and Interest.......................17

         6.7      Withholding and Reporting Requirements...............................................17

SECTION 7         MEANS FOR IMPLEMENTATION AND EXECUTION OF THE PLAN...................................17

         7.1      Deemed Consolidation of Debtors for Plan Purposes Only...............................17

         7.2      The Plan Administrator...............................................................18

         7.3      Directors/Officers/Assets of the Debtors on the Effective Date.......................18

         7.4      Duties and Powers of the Plan Administrator..........................................19

         7.5      Method of Distributions Under the Plan...............................................21

         7.6      Procedures for Treating Disputed Claims..............................................22

         7.7      Closing of the Chapter 11 Cases......................................................23

         7.8      Cancellation of Existing Securities and Agreements...................................23

         7.9      Dissolution..........................................................................24

         7.10     Books and Records....................................................................24

         7.11     Corporate Action.....................................................................24

         7.12     Effectuating Documents and Further Transactions......................................24

SECTION 8         EXECUTORY CONTRACTS AND UNEXPIRED LEASES.............................................25

         8.1      Executory Contracts and Unexpired Leases.............................................25

         8.2      Approval of Rejection of Executory Contracts and Unexpired Leases....................25

         8.3      Rejection Claims.....................................................................25

SECTION 9         EFFECTIVENESS OF THE PLAN............................................................25

         9.1      Condition Precedent to Confirmation of Plan..........................................25

         9.2      Conditions Precedent to Effective Date...............................................25

         9.3      Satisfaction of Conditions...........................................................26

         9.4      Effect of Nonoccurrence of Conditions to Consummation................................26

         9.5      Waiver of Conditions.................................................................27


                                       iv

SECTION 10        EFFECT OF CONFIRMATION...............................................................27

         10.1     Vesting of Assets....................................................................27

         10.2     Binding Effect.......................................................................27

         10.3     Retention of Causes of Action........................................................27

         10.4     Exculpations and Limitation of Liability.............................................28

         10.5     Releases.............................................................................28

         10.6     Injunction...........................................................................29

         10.7     United States Exception..............................................................30

         10.8     Terms of Pre-Plan Injunction and Stays...............................................31

SECTION 11        RETENTION OF JURISDICTION............................................................31

         11.1     Jurisdiction of Bankruptcy Court.....................................................31

SECTION 12        MISCELLANEOUS PROVISIONS.............................................................32

         12.1     Dissolution of Creditors Committee and Ephedra Claimants Committee...................32

         12.2     Substantial Consummation.............................................................33

         12.3     Payment of Statutory Fees............................................................33

         12.4     Effectuating Documents and Further Transactions......................................33

         12.5     Exemption from Transfer Taxes........................................................33

         12.6     Post-Confirmation Date Fees and Expenses of Professionals............................33

         12.7     Elimination of Vacant Classes........................................................33

         12.8     Nonconsensual Confirmation...........................................................34

         12.9     Modification of Plan.................................................................34

         12.10    Revocation or Withdrawal of Plan.....................................................34

         12.11    Courts of Competent Jurisdiction.....................................................34

         12.12    Severability.........................................................................34

         12.13    Governing Law........................................................................35

         12.14    Exhibits.............................................................................35

         12.15    Successors and Assigns...............................................................35

         12.16    Time.................................................................................35

         12.17    Notices..............................................................................35


UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK
--------------------------------------X
IN RE                                 :
                                      :        04 MD 1598 (JSR)
EPHEDRA PRODUCTS LIABILITY            :
LITIGATION.                           :
--------------------------------------X
PERTAINS TO ALL CASES


UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
--------------------------------------X
IN RE                                 :
                                      :        CHAPTER 11 CASE NO.
TL ADMINISTRATION CORPORATION,        :
ET AL. (F/K/A TWINLAB CORPORATION,    :
  ET AL.),                            :        03-15564 (RDD)
                                      :
                                      :        (JOINTLY ADMINISTERED)
                           DEBTORS.   :
--------------------------------------X


                   FIRST AMENDED JOINT PLAN OF LIQUIDATION OF
           TL ADMINISTRATION CORPORATION (F/K/A TWINLAB CORPORATION),
           TL ADMINISTRATION, INC. (F/K/A TWIN LABORATORIES INC.), AND
         TL ADMINISTRATION (UK) LTD. (F/K/A TWIN LABORATORIES (UK) LTD.)
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

           TL Administration Corporation (f/k/a Twinlab Corporation), TL Administration Inc. (f/k/a Twin Laboratories, Inc.), and TL Administration (UK) Ltd. (f/k/a Twin Laboratories (UK) Ltd.), the above-captioned debtors and debtors in possession, propose the following chapter 11 plan of liquidation pursuant to section 1121(a) of title 11 of the United States Code:

                                    SECTION 1

                         DEFINITIONS AND INTERPRETATION

DEFINITIONS. The following terms used herein shall have the respective meanings defined below (such meanings to be equally applicable to both the singular and plural):

           1.1 2002-2004 EPHEDRA PI CLAIM means any Ephedra Personal Injury Claim that is not a Pre-2002 Ephedra PI Claim.

           1.2 2002-2004 EPHEDRA PI SETTLEMENT AGREEMENT means that certain agreement by and among the holders of 2002-2004 Ephedra PI Claims, the holders of Other Participating Ephedra Claims, the Settling Third Parties, and the Debtors, substantially in the form of the agreement attached hereto as Exhibit A.

           1.3 ADMINISTRATIVE EXPENSE CLAIM means any right to payment constituting a cost or expense of administration of any of the Chapter 11 Cases allowed under sections 503(b), 507(a)(1), and 1114(e) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the Debtors' estates, any actual and necessary costs and expenses of operating the Debtors' businesses, any indebtedness or obligations incurred or assumed by the Debtors, as debtors in possession, during the Chapter 11 Cases, including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, any allowances of compensation and reimbursement of expenses to the extent allowed by Final Order under sections 330 or 503 of the Bankruptcy Code, and any fees or charges assessed against the estates of the Debtors under section 1930 of chapter 123 of title 28 of the United States Code.

           1.4 AGGREGATE ALLOWED CONSUMER CLASS ACTION CLAIMS means the aggregate Allowed value, if any, of the Consumer Class Action Claims where the Allowed value of each such Claim is determined by estimation by (i) the Debtors following a settlement agreement with the applicable claimant(s) or (ii) the Bankruptcy Court pursuant to section 502(c) of the Bankruptcy Code.

           1.5 AGGREGATE THIRD PARTY SETTLEMENT AMOUNT means the sum of all Third Party Settlement Amounts.

           1.6 AISLIC means American International Specialty Lines Insurance Company.

           1.7 ALLOWED means, with reference to any Claim, (i) any Claim against any Debtor which has been listed by such Debtor in the Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed, (ii) any timely filed Claim as to which no objection to allowance has been interposed in accordance with
Section 7.6(a) hereof or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective holder, (iii) any Claim expressly allowed by a Final Order or hereunder, or (iv) any 2002-2004 Ephedra PI Claim or Other Participating Ephedra Claim finally resolved in accordance with the procedures of the Ephedra Personal Injury Trust Agreement.

           1.8 AMENDED COMPLAINT means the amended complaint filed by the Creditors Committee and Indenture Trustee on May 7, 2004 in the Bankruptcy Court, Adversary Proceeding No. 04-02334(CB).

           1.9 AVAILABLE CASH means the Initial Cash minus the Class 4 Distribution.

           1.10 AVOIDANCE ACTIONS means any actions that may be commenced, before or after the Effective Date, pursuant to sections 544, 545, 547, 548, or 549 of the Bankruptcy Code that existed or may have existed against vendors, suppliers, or customers of the Debtors.

           1.11 BANKRUPTCY CODE means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

           1.12 BANKRUPTCY COURT means the United States District Court for the Southern District of New York, having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made under section 157 of title 28 of the United States Code, the bankruptcy court unit of such District Court having jurisdiction over the Chapter 11 Cases under section 151 of title 28 of the United States Code.

           1.13 BANKRUPTCY RULES means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, applicable to the Chapter 11 Cases, and any Local Rules of the Bankruptcy Court.

           1.14 BLECHMAN AGREEMENT means that certain Stipulation and Agreement Regarding Compromise and Settlement of Adversary Proceeding, dated as of November 12, 2004, by and among the Debtors, the Creditors Committee, the Blechmans, John Danhakl, Jonathan Sokoloff, Leonard Schutzman, William Westerfield, U.S. Bank National Association as Indenture Trustee, and National Union Fire Insurance Company of Pittsburgh.

           1.15 BLECHMANS means Brian Blechman, Dean Blechman, Neil Blechman, Steve Blechman, Ross Blechman, Robin Blechman, Sharon Blechman, Helena Blechman, Linda Blechman, and Elyse Blechman.

           1.16 BUSINESS DAY means any day other than a Saturday, a Sunday, or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

           1.17 CPLR means the Civil Practice Law and Rules of New York.

           1.18 CASH means legal tender of the United States of America.

           1.19 CAUSES OF ACTION means any and all actions, causes of action, liabilities, obligations, rights, suits, damages, judgments, claims, and demands whatsoever, whether known or unknown, existing or hereafter arising, in law, equity, or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Commencement Date or during the course of the Chapter 11 Cases, including through the Effective Date, but not including the Avoidance Actions.

           1.20 CHAPTER 11 CASES means the jointly administered cases under chapter 11 of the Bankruptcy Code commenced by the Debtors on September 4, 2003 in the Bankruptcy Court and styled In re TL Administration Corporation (f/k/a Twinlab Corporation), et al., Ch. 11 Case No. 03-15564 (RDD) (Jointly Administered), which represents the following three cases: In re TL Administration Corporation (f/k/a Twinlab Corporation), Ch. 11 Case No. 03-15564

(RDD); In re TL Administration, Inc. (f/k/a Twin Laboratories, Inc.), Ch. 11 Case No. 03-15566 (RDD); and In re TL Administration (UK) Ltd. (f/k/a Twin Laboratories (UK) Ltd.), Ch. 11 Case No. 03-15563 (RDD).

           1.21 CLAIM has the meaning set forth in section 101 of the Bankruptcy Code.

           1.22 CLASS means any group of Claims or Equity Interests classified by the Plan pursuant to section 1122(a)(1) of the Bankruptcy Code.

           1.23 CLASS 4 DISTRIBUTION means $3,550,000.

           1.24 COLLATERAL means any property or interest in property of the estate of any Debtor subject to a lien, charge, or other encumbrance to secure the payment or performance of a Claim, which lien, charge, or other encumbrance is not subject to avoidance under the Bankruptcy Code.

           1.25 COMMENCEMENT DATE means September 4, 2003.

           1.26 CONFIRMATION DATE means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.

           1.27 CONFIRMATION HEARING means the hearing held by the Bankruptcy Court pursuant to section 1128 of the Bankruptcy Code to consider confirmation of the Plan.

           1.28 CONFIRMATION ORDER means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

           1.29 CONSUMER CLASS ACTION CLAIM means any General Unsecured Claim listed in Exhibit B hereto.

           1.30 CREDITOR means any Entity that holds a Claim against a Debtor or Debtors (whether or not such Entity has asserted a Claim against any Debtors).

           1.31 CREDITORS COMMITTEE means the official committee of unsecured creditors appointed by the U.S. Trustee in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

           1.32 DEBTORS OR DEBTORS IN POSSESSION means TL Administration Corporation (f/k/a Twinlab Corporation), TL Administration Inc. (f/k/a Twin Laboratories, Inc.) and TL Administration (UK) Ltd. (f/k/a Twin Laboratories
(UK) Ltd.).

           1.33 DECLARATORY JUDGMENT COMPLAINT means the complaint seeking declaratory judgment filed by the Blechmans on February 6, 2004 in the Bankruptcy Court, Adversary Proceeding No. 04-02323 (CB).

           1.34 DISBURSING AGENT means any Entity in its capacity as a disbursing agent under Section 7.5(a) of the Plan.

           1.35 DISCLOSURE STATEMENT means the disclosure statement relating to the Plan, including, without limitation, all exhibits thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

           1.36 DISCLOSURE STATEMENT HEARING means the hearing held by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code to consider approval of the Disclosure Statement.

           1.37 DISCLOSURE STATEMENT ORDER means the order of the Bankruptcy Court entered pursuant to section 1125 of the Bankruptcy Code approving the Disclosure Statement.

           1.38 DISPUTED means, with respect to any Claim which has not been Allowed pursuant to the Plan or a Final Order:

               (a) if no proof of claim has been filed by the applicable deadline: (i) a Claim that has been or hereafter is listed on the Schedules as disputed, contingent, or unliquidated; or (ii) a Claim that has been or hereafter is listed on the Schedules as other than disputed, contingent, or unliquidated, but as to which the Debtors or any other party in interest has interposed an objection or request for estimation which has not been withdrawn or determined by a Final Order;

               (b) if a proof of claim or request for payment of an Administrative Expense Claim has been filed by the applicable deadline: (i) a Claim for which no corresponding Claim has been or hereafter is listed on the Schedules; (ii) a Claim for which a corresponding Claim has been or hereafter is listed on the Schedules as other than disputed, contingent, or unliquidated, but the nature or amount of the Claim as asserted in the proof of claim varies from the nature and amount of such Claim as listed on the Schedules; (iii) a Claim for which a corresponding Claim has been or hereafter is listed on the Schedules as disputed, contingent, or unliquidated; or (iv) a Claim for which a timely objection or request for estimation is interposed by the Debtors or other party in interest which has not been withdrawn or determined by a Final Order.

               Without limiting the foregoing and for the avoidance of any doubt, any Ephedra Personal Injury Claim that has not been Allowed prior to the Effective Date pursuant to an order of the District Court is a Disputed Claim.

           1.39 DISTRIBUTION RECORD DATE means the Confirmation Date.

           1.40 DISTRICT COURT means the United States District Court for the Southern District of New York.

           1.41 EFFECTIVE DATE means the date on which the Plan shall become effective, after the conditions to effectiveness of the Plan set forth in
Section 9 hereof have been satisfied or waived.

           1.42 ENTITY means an individual, corporation, partnership, limited liability company, association, joint stock company, joint venture, estate, trust, unincorporated organization, or government or any political subdivision thereof, or other person or entity.

           1.43 EPHEDRA CLAIMANTS COMMITTEE means the official committee of ephedra claimants appointed by the U.S. Trustee in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

           1.44 EPHEDRA INDEMNIFICATION CLAIM means any Claim against any of the Debtors, that is not a Punitive Damages Claim, that is (i) held by an Entity (or any assignee or transferee of such Entity) who has been, is, or may be a defendant or otherwise liable party in a Cause of Action seeking damages for wrongful death or personal injury (whether physical, emotional, or otherwise) to the extent caused or allegedly caused, directly or indirectly, by the ingestion of ephedra or ephedra-containing products and (ii) on account of alleged liability of one or more of the Debtors for reimbursement, indemnification, subrogation, or contribution of all or any portion of (x) any damages such Entity has paid or may pay to one or more plaintiffs or other claimants in such Cause of Action and/or (y) any expenses, including attorney fees in connection with such Causes of Action.

           1.45 EPHEDRA INSURANCE POLICIES means any and all policies of insurance in which the Debtors are or may be covered in respect of the 2002-2004 Ephedra PI Claims, to the full remaining extent of such coverage; provided, however, that the Ephedra Insurance Policies shall not include policies written by AISLIC.

           1.46 EPHEDRA PERSONAL INJURY CLAIM means (i) any Claim against any of the Debtors that is not a Punitive Damage Claim, which arises out of events which occurred, in whole or in part, prior to the Commencement Date, and alleges wrongful death or personal injury (whether physical, emotional, or otherwise) to the extent caused or allegedly caused, directly or indirectly, by the ingestion of ephedra or ephedra-containing products designed, manufactured, fabricated, sold, supplied, produced, or distributed by one or more of the Debtors, including, without limitation, any Claim for compensatory damages and actual pecuniary loss, and (ii) any Ephedra Indemnification Claim. Without limitation of the foregoing, Ephedra Personal Injury Claims shall include all (i) Pre-2002 Ephedra PI Claims and (ii) 2002-2004 Ephedra PI Claims.

           1.47 EPHEDRA PERSONAL INJURY TRUST means the trust established pursuant to the Ephedra Personal Injury Trust Agreement.

           1.48 EPHEDRA PERSONAL INJURY TRUST AGREEMENT means the Ephedra Personal Injury Trust Agreement executed by the Debtors, the Settlement Escrow Agent, and the Ephedra Personal Injury Trustee, substantially in the form of the agreement attached hereto as Exhibit C.

           1.49 EPHEDRA PERSONAL INJURY TRUSTEE means the person confirmed by the Bankruptcy Court to serve as trustee of the Ephedra Personal Injury Trust, pursuant to the terms of the Ephedra Personal Injury Trust Agreement, or as subsequently may be appointed pursuant to the terms of the Ephedra Personal Injury Trust Agreement.

           1.50 EQUITY INTEREST means the interest of any holder of an equity security of Holdings represented by any issued and outstanding shares of common or preferred stock or other instrument evidencing a present ownership interest in Holdings, whether or not transferable, or any option, warrant, or right, contractual or otherwise, to acquire any such interest.

           1.51 ESTATES means the three estates of the Debtors created pursuant to section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases.

           1.52 FINAL ORDER means an order or judgment of the Bankruptcy Court entered by the Clerk of the Bankruptcy Court on the docket in the Chapter 11 Cases which has not been reversed, vacated, or stayed and as to which (i) the time to appeal, petition for certiorari, or move for a new trial, reargument, or rehearing has expired and as to which no appeal, petition for certiorari, or other proceeding for a new trial, reargument, or rehearing shall then be pending, or (ii) if an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument, or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari, or move for a new trial, reargument, or rehearing shall have expired.

           1.53 GNC means GNC Oldco, Inc. (f/k/a General Nutrition Companies, Inc.) and its affiliates and assigns, and their insurer, Zurich American Insurance Company.

           1.54 GENERAL UNSECURED CLAIM means any Claim against any of the Debtors that is not an Administrative Expense Claim, Priority Tax Claim, Priority Non-Tax Claim, Secured Claim, Ephedra Personal Injury Claim, or Punitive Damage Claim.

           1.55 HOLDINGS means TL Administration Corporation (f/k/a Twinlab Corporation).

           1.56 IDEASPHERE means, collectively, Ideasphere, Inc. and Twinlab Corporation (f/k/a TL Acquisition Corp).

           1.57 IDEASPHERE AGREEMENT means that certain Asset Purchase Agreement between Ideasphere and the Debtors, dated as of September 3, 2003, as amended by
(i) that certain Amendment No. 1, dated December 5, 2003, (ii) that certain Amendment No. 2, dated December 19, 2003, and (iii) that certain Amendment No. 3, dated December 19, 2003.

           1.58 IMPAIRED means any Class that is impaired within the meaning of section 1124 of the Bankruptcy Code.

           1.59 INDENTURE means that certain Indenture, dated as of May 7, 1996, between Holdings and US Bank Corporate Trust Services, as trustee, as such Indenture may have been amended or modified, pursuant to which $100,000,000 in principal amount of 10-1/4% Senior Subordinated Notes due May 2006 were issued and under which $39,915,000 principal amount of such notes remains outstanding.

           1.60 INDENTURE TRUSTEE means the trustee under the Indenture, and any successors or predecessors thereto.

           1.61 INITIAL CASH means, as of the Effective Date, all Cash and Cash equivalents (not including restricted cash or the Aggregate Third Party Settlement Amount) of the Debtors, less the amount of Cash estimated and retained by the Debtors to fund adequately the administration of the Plan and the Chapter 11 Cases on and after the Effective Date and the payment of Administrative Expense Claims, Priority Tax Claims, Priority Non-Tax Claims, and, if applicable, Secured Claims.

           1.62 NON-EPHEDRA CLAIMS means any Claim that is not an Ephedra Personal Injury Claim.

           1.63 OBJECTION DEADLINE means the date set forth in the order of the Bankruptcy Court by which a holder of a Claim or a holder of an Equity Interest or other party in interest may file an objection to confirmation of the Plan.

           1.64 OTHER PARTICIPATING EPHEDRA CLAIMS means, in connection with the lawsuits listed in Exhibit D, the claims against the Settling Third Parties seeking damages for wrongful death or personal injury (whether physical, emotional, or otherwise) to the extent caused or allegedly caused, directly or indirectly, by the ingestion of ephedra or ephedra-containing products designed, manufactured, fabricated, sold, supplied, produced, or distributed by one or more of the Debtors.

           1.65 PERSON has the meaning set forth in section 101(41) of the Bankruptcy Code.

           1.66 PLAN means this first amended chapter 11 joint plan of liquidation, dated May 25, 2005, including the exhibits hereto, as the same may be amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

           1.67 PLAN ADMINISTRATOR means the person or entity charged with administering the Plan, initially selected by the Debtors and named in the Confirmation Order, and any successor thereto appointed in accordance with section 7.2 hereof.

           1.68 PRE-2002 EPHEDRA PI CLAIM means any Ephedra Personal Injury Claim listed in Exhibit E hereto and any Ephedra Indemnification Claim in connection with a Pre-2002 Ephedra PI Claim.

           1.69 PRIORITY NON-TAX CLAIM means any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment as specified in section 507(a)(3), (4), (5), (6), (7), or (9) of the Bankruptcy Code.

           1.70 PRIORITY TAX CLAIM means any Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

           1.71 PRO RATA SHARE means a proportionate share, so that the ratio of the consideration distributed on account of an Allowed Claim in a Class to the amount of such Allowed Claim is the same as the ratio of the consideration distributed on account of all Allowed Claims in such Class to the amount of all Allowed Claims in such Class.

           1.72 PUNITIVE DAMAGES mean any fine, penalty, forfeiture, attorneys' fees (to the extent such attorneys' fees are punitive in nature), or for multiple, exemplary, or punitive damages, to the extent that such fine, penalty, forfeiture, attorneys' fees, or damages is not for compensatory damages or actual pecuniary loss.

           1.73 PUNITIVE DAMAGE CLAIM means, to the maximum extent permitted by law, any Claim against any of the Debtors, whether secured or unsecured, for Punitive Damages or for reimbursement, indemnification, subrogation, or contribution of Punitive Damages.

           1.74 RELEASED PARTIES means the Settling Third Parties and any current or former employee, agent, representative, officer, director, member, partner, manager, accountant, attorney, financial advisor, other professional, successor, and assign of any Settling Third Party, and any Entity claimed to be liable derivatively through any of the foregoing.

           1.75 SCHEDULES means the schedules of assets and liabilities and the statements of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007, and the Official Bankruptcy Forms of the Bankruptcy Rules as such schedules and statements have been or may be supplemented or amended through the Confirmation Date.

           1.76 SECURED CLAIM means a Claim (i) secured by Collateral, to the extent of the value of such Collateral (a) as set forth in the Plan, (b) as agreed to by the holder of such Claim and the Debtors, or (c) as determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code, or (ii) secured by the amount of any rights of setoff of the holder thereof under section 553 of the Bankruptcy Code.

           1.77 SETTLEMENT ESCROW AGENT means the escrow agent appointed pursuant to the 2002-2004 Ephedra PI Settlement Agreement.

           1.78 SETTLING THIRD PARTY means each of AISLIC and the Entities listed on Exhibit F hereto, each of which is a party to the 2002-2004 Ephedra PI Settlement Agreement pursuant to which such Entity agreed to pay a Third Party Settlement Amount.

           1.79 TAX CODE means title 26 of the United States Code, as amended from time to time.

           1.80 THIRD PARTY SETTLEMENT AMOUNT means the amount pursuant to the 2002-2004 Ephedra PI Settlement Agreement that a Settling Third Party agrees to pay to the Settlement Escrow Agent for distribution to the Ephedra Personal Injury Trust in accordance with the Plan.

           1.81 TREASURY REGULATIONS means regulations (including temporary and proposed) promulgated under the Tax Code by the United States Treasury Department, as amended from time to time.

           1.82 U.S. TRUSTEE means the Office of the United States Trustee for the Southern District of New York.

           1.83 VOTING PROCEDURES ORDER means an order of the Bankruptcy Court approving procedures relating to the solicitation and tabulation of votes with respect to the Plan, which order may be included and be a part of the Disclosure Statement Order.

INTERPRETATION; APPLICATION OF DEFINITIONS AND RULES OF CONSTRUCTION

               The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained therein. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, the feminine, and the neuter. A term used herein that is not defined herein shall have the meaning assigned to that term in the Bankruptcy Code. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the Plan. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.

                                    SECTION 2

              ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

           2.1 ADMINISTRATIVE EXPENSE CLAIMS. Except to the extent that a holder of an Allowed Administrative Expense Claim agrees to a different treatment, on the later of the Effective Date and the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is reasonably practicable, the Debtors shall pay to each holder of an Allowed Administrative Expense Claim, in full satisfaction of such Claim, an amount in Cash equal to the Allowed amount of such Claim.

           2.2 PRIORITY TAX CLAIMS. Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment, on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is reasonably practicable, the Debtors shall pay to each holder of an Allowed Priority Tax Claim, in full satisfaction of such Claim, an amount in Cash equal to the Allowed amount of such Claim.

                                    SECTION 3

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

           3.1 CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS. Claims, other than Administrative Expense Claims and Priority Tax Claims, and Equity Interests are classified for all purposes, including voting (unless otherwise specified), confirmation, and distribution pursuant to the Plan, as follows:

    ---------------- ------------------------------------------------ ------------------ ------------------------
                                                                                                Entitled
         Class                         Designation                         Status                to Vote
         -----                         -----------                         ------                -------
        Class 1                      Secured Claims                      Unimpaired                No
        Class 2                  Priority Non-Tax Claims                 Unimpaired                No
        Class 3                Pre-2002 Ephedra PI Claims                Unimpaired                No
        Class 4                2002-2004 Ephedra PI Claims                Impaired                 Yes
        Class 5                 General Unsecured Claims                  Impaired                 Yes
        Class 6                  Punitive Damage Claims                   Impaired                 No
        Class 7                     Equity Interests                      Impaired                 No
    ---------------- ------------------------------------------------ ------------------ ------------------------

           3.2 BIFURCATION OF CLAIMS ASSERTING PUNITIVE DAMAGES. Any Claim, including without limitation Pre-2002 Ephedra PI Claims, 2002-2004 Ephedra PI Claims, and Ephedra Indemnification Claims which asserts, alleges, or includes a claim for Punitive Damages or seeks reimbursement, indemnification, subrogation, or contribution of Punitive Damages shall be bifurcated into two Claims, a Claim for the amount asserted or alleged exclusive of Punitive Damages and a Punitive Damage Claim for the amount asserted or alleged as Punitive Damages (or for reimbursement, indemnification, subrogation, or contribution of Punitive Damages), whether or not asserted or alleged in a fixed or unfixed amount.

                                    SECTION 4

                    TREATMENT OF CLAIMS AND EQUITY INTERESTS

           4.1 CLASS 1 -SECURED CLAIMS.

               (a) DISTRIBUTIONS. Except to the extent that the holder of an Allowed Secured Claim agrees to less favorable treatment or that such Allowed Secured Claim has previously been satisfied by the Debtors, on the later of the Effective Date or the date such Secured Claim becomes an Allowed Secured Claim, or as soon thereafter as is reasonably practicable, each holder of an Allowed Secured Claim shall receive, at the option of the Debtors, and in full satisfaction of such Claim, either (i) Cash in an amount equal to one hundred percent (100%) of the unpaid amount of such Allowed Secured Claim, (ii) the proceeds of the sale or disposition of the Collateral securing such Allowed Secured Claim to the extent of the value of the holder's secured interest in the Allowed Secured Claim, net of the costs of disposition of such Collateral, (iii) the Collateral securing such Allowed Secured Claim, (iv) treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of such Allowed Secured Claim is entitled, or (v) such other distribution and/or treatment as necessary to satisfy the requirements of the Bankruptcy Code for classifying a Class of secured Claims as unimpaired. In the event the Debtors treat a Claim under clause (i) or (ii) of this Section, the liens securing such Secured Claim shall be deemed released.

               (b) IMPAIRMENT AND VOTING. Class 1 is unimpaired by the Plan. Each holder of a Secured Claim in Class 1 is not entitled to vote to accept or reject the Plan and shall be conclusively deemed to have accepted the Plan.

           4.2 CLASS 2 - PRIORITY NON-TAX CLAIMS.

               (a) DISTRIBUTIONS. Except to the extent that a holder of an Allowed Priority Non-Tax Claim agrees to a different treatment of such Claim, on the later of the Effective Date and the date such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is reasonably practicable, each holder of an Allowed Priority Non-Tax Claim shall receive, in full satisfaction of such Claim, an amount in Cash equal to the Allowed amount of such Priority Non-Tax Claim.

               (b) IMPAIRMENT AND VOTING. Class 2 is unimpaired by the Plan. Each holder of a Priority Non-Tax Claim in Class 2 is not entitled to vote to accept or reject the Plan and shall be conclusively deemed to have accepted the Plan.

           4.3 CLASS 3 - PRE-2002 EPHEDRA PI CLAIMS.

               (a) DISTRIBUTIONS. Subject to subsection (b) below, each Pre-2002 Ephedra PI Claim shall be satisfied in full in the ordinary course of business from the proceeds of the Debtors' applicable insurance policy or policies, as the case may be, at such time as such Pre-2002 Ephedra PI Claim becomes an Allowed Claim.

               (b) LIQUIDATION OF PRE-2002 EPHEDRA PI CLAIMS. All Pre-2002 Ephedra PI Claims are Disputed Claims and shall be determined, resolved, or adjudicated, as the case may be, in a manner as if the Chapter 11 Cases had not been commenced and shall survive the Effective Date as if the Chapter 11 Cases had not been commenced. Upon the determination, resolution or adjudication of any such Claim as provided herein, such Claim shall be deemed to be an Allowed Pre-2002 Ephedra PI Claim, in the amount or in the manner determined by a Final Order or by a binding award, agreement or settlement; provided, however, that in addition to the Debtors' preservation of all rights and defenses respecting any Pre-2002 Ephedra PI Claim that exist under applicable non-bankruptcy law, (i) any rejection, avoidance, recovery, or other power or defense available to the Debtors under sections 365, 510 (except subordination), 542, 543, 544, 545, 547, 548, 549, 550, 533 or 724 of the Bankruptcy Code is preserved, and (ii) the Debtors may object under section 502 of the Bankruptcy Code to any Pre-2002 Ephedra PI Claim on the ground that (A) such Pre-2002 Ephedra PI Claim was not timely asserted in the Chapter 11 Cases, (B) such Pre-2002 Ephedra PI Claim is subject to any power or defense reserved in clause (i) of this sentence and/or is disallowable under section 502(d) of the Bankruptcy Code, or (C) such Pre-2002 Ephedra PI Claim is disallowable under section 502(e) of the Bankruptcy Code, to the extent that such section is relied on to ensure that there is no duplication in the Claim of an allegedly subrogated claim, on the one hand, and the underlying claimant whose Claim allegedly gave rise to the subrogated claim, on the other. Subject to the foregoing, all Pre-2002 Ephedra PI Claims shall be determined and liquidated under applicable non-bankruptcy law in the administrative or judicial tribunal in which they are pending as of the Effective Date, or if no such action is pending on the Effective Date, in any administrative or judicial tribunal of appropriate jurisdiction. To effectuate the foregoing, the entry of the Confirmation Order shall, effective as of the Effective Date, constitute a modification of any stay or injunction under the Bankruptcy Code that would otherwise preclude the determination, resolution or adjudication of any Pre-2002 Ephedra PI Claim. Nothing contained in this Section will constitute or be deemed to constitute a waiver or release of any (i) claim, right or Cause of Action that the Debtors may have against any Entity in connection with or arising out of any Pre-2002 Ephedra PI Claim, including, but not limited to, any rights under section 157(b) of title 28, United States Code, or (ii) defense in any action or proceeding in any administrative or judicial tribunal, including, but not limited to, with respect to the jurisdiction of such administrative or judicial tribunal, except a defense to a Claim that was timely asserted in the Chapter 11 Cases and that constitutes a Pre-2002 Ephedra PI Claim where such defense is based on the discharge of section 1141(d) of the Bankruptcy Code or any release, discharge, or injunction contained in this Plan or the Confirmation Order. Further, nothing contained in this Section or in the Plan shall affect the rights of any Settling Third Party to coverage under the Debtors' applicable insurance policy or policies with respect to the Pre-2002 Ephedra PI Claims.

               (c) IMPAIRMENT AND VOTING. Class 3 is unimpaired by the Plan. Each holder of a Pre-2002 Ephedra PI Claim in Class 3 is not entitled to vote to accept or reject the Plan and shall be conclusively deemed to have accepted the Plan.

           4.4 CLASS 4 - 2002-2004 EPHEDRA PI CLAIMS.

               (a) DISTRIBUTIONS. All 2002-2004 Ephedra PI Claims shall be determined and paid pursuant to the terms, provisions, and procedures of the Ephedra Personal Injury Trust and the Ephedra Personal Injury Trust Agreement. The Ephedra Personal Injury Trust shall be funded in accordance with the provisions of section 5.3 of the Plan.

               All 2002-2004 Ephedra PI Claims are Disputed Claims. The Ephedra Personal Injury Trust shall assume full responsibility for determining the Allowed amount of all 2002-2004 Ephedra PI Claims pursuant to the Ephedra Personal Injury Trust Agreement (incorporated herein and made a part hereof), and for making payments on account of 2002-2004 Ephedra PI Claims that become Allowed 2002-2004 Ephedra PI Claims under the conditions set forth in the Ephedra Personal Injury Trust Agreement. Distributions to holders of 2002-2004 Ephedra PI Claims are limited to such payments by the Ephedra Personal Injury Trust.

               (b) IMPAIRMENT AND VOTING. Class 4 is impaired by the Plan. Each holder of a 2002-2004 Ephedra PI Claim is entitled to vote to accept or reject the Plan to the extent and in the manner provided in the Voting Procedures Order or in any other order or orders of the Bankruptcy Court temporarily allowing one or more 2002-2004 Ephedra PI Claims for voting purposes pursuant to Bankruptcy Rule 3018(a).

           4.5 CLASS 5 - GENERAL UNSECURED CLAIMS.

               (a) DISTRIBUTIONS. On the Effective Date, or as soon thereafter as is reasonably practicable, each holder of an Allowed General Unsecured Claim shall receive its Pro Rata Share of Available Cash until such Claim has been paid or otherwise satisfied in full.

               (b) IMPAIRMENT AND VOTING. Class 5 is impaired by the Plan. To the extent and in the manner provided in the Voting Procedures Order, each holder of a General Unsecured Claim is entitled to vote to accept or reject the Plan.

           4.6 CLASS 6 - PUNITIVE DAMAGE CLAIMS.

               (a) DISTRIBUTIONS. Each holder of a Punitive Damage Claim shall
(i) be subordinated in full to the Claims in Class 1, Class 2, Class 3, Class 4, and Class 5 and (ii) receive no distribution under the Plan.

               (b) IMPAIRMENT AND VOTING. Class 6 is impaired by the Plan. Holders of Punitive Damage Claims are not entitled to vote on the Plan and shall be conclusively deemed to have rejected the Plan.

           4.7 CLASS 7 - EQUITY INTERESTS.

               (a) DISTRIBUTIONS. On the Effective Date, or as soon thereafter as is reasonably practicable, all Equity Interests shall be canceled, at which time one new share of Holdings common stock shall be issued to the Plan Administrator who shall hold such share as custodian for the benefit of holders of Equity Interests consistent with their former economic entitlement. Such holders' beneficial interests in such share of new common stock shall be noncertified and nontransferable.

               (b) IMPAIRMENT AND VOTING. Class 7 is impaired by the Plan. Holders of Class 7 Equity Interests are not entitled to vote and shall be conclusively deemed to have rejected the Plan.

                                   SECTION 5

                        THE EPHEDRA PERSONAL INJURY TRUST

           5.1 RESPONSIBILITIES OF THE EPHEDRA PERSONAL INJURY TRUST. The Ephedra Personal Injury Trust will assume full responsibility for determining the Allowed amount of all 2002-2004 Ephedra PI Claims and Other Participating Ephedra Claims pursuant to the Ephedra Personal Injury Trust Agreement (incorporated herein and made a part hereof), for making payments on account of 2002-2004 Ephedra PI Claims and Other Participating Ephedra Claims that become Allowed Claims under the conditions set forth in the Ephedra Personal Injury Trust Agreement, for fulfilling its other obligations under the Ephedra Personal Injury Trust Agreement, and for paying its own costs and expenses, all as set forth more fully hereon and in the Ephedra Personal Injury Trust Agreement.

           5.2 RESOLUTION OF MINORS' CLAIMS BY THE EPHEDRA PERSONAL INJURY TRUST .. In connection with any 2002-2004 Ephedra PI Claim or Other Participating Ephedra Claim in which the plaintiff is a minor, the proposed distribution to the plaintiff shall be submitted to the District Court for approval in accordance with Rule 83.2 of the Local Civil Rules of the Southern and Eastern Districts of New York and Rule 1208 of the CPLR. The parent, guardian, guardian ad litem, adult spouse, next friend, or other representative of the minor shall move for approval of the proposed distribution and shall file, with such motion

(a) an affidavit of the representative that complies in all respects with the requirements set forth in CPLR 1208(a); (b) an affidavit of the minor's or the representative's attorney, which complies in all respects with the requirements set forth in CPLR 1208(b); and (c) a copy of relevant medical or hospital records, as required by CPLR 1208(c). The District Court shall hold a hearing on the motion, and the movant, the minor plaintiff, and the attorney shall attend such hearing. The District Court shall determine whether the proposed distribution is in the minor plaintiff's best interests and, if the proposed distribution is approved, that determination shall be embodied in an order which shall have the effect of a judgment. Upon approval of the proposed distribution to a minor plaintiff, the District Court shall authorize payment to the minor's counsel of fees and disbursements to be paid from the distribution and further shall order that the remainder of the distribution be distributed in a manner that will best protect the interest of the minor.

           5.3 TRANSFER OF PROPERTY TO THE EPHEDRA PERSONAL INJURY TRUST. On the Effective Date, or as soon thereafter as is reasonably practicable, the Debtors will, in full satisfaction and discharge of all Claims in Class 4 (i.e. 2002-2004 Ephedra PI Claims), cause the following to occur: (a) the execution and delivery by the Debtors and the Ephedra Personal Injury Trustee of the Ephedra Personal Injury Trust Agreement, thereby establishing the Ephedra Personal Injury Trust; (b) the payment by the Debtors to the Ephedra Personal Injury Trust of the amount of the Class 4 Distribution; (c) the payment by the Settlement Escrow Agent to the Ephedra Personal Injury Trust of the Aggregate Third Party Settlement Amount; and (d) the transfers with respect to any Ephedra Insurance Policies as provided directly below.

               On the Effective Date, or as soon thereafter as is reasonably practicable, the Debtors will transfer, assign, and deliver to the Ephedra Personal Injury Trust, for the benefit of the Ephedra Personal Injury Trust as an insured party thereunder, any of the Ephedra Insurance Policies which are assignable without cancellation or reduction of coverage and which the Debtors elect to so transfer, assign, and deliver; and in respect of such Ephedra Insurance Policies which the Debtors do not elect to so transfer, assign, and deliver, the Debtors will take all such actions as are necessary or desirable to enable the Ephedra Personal Injury Trust, at its expense, to obtain and enjoy the benefits of coverage thereunder, including, without limitation, pursuit in the name of the Debtors (subject to control by, and at the expense of, the Ephedra Personal Injury Trust) of all claims under the Ephedra Insurance Policies and assignment by the Debtors to the Ephedra Personal Injury Trust of all recoveries thereunder.

           5.4 TAX TREATMENT OF EPHEDRA PERSONAL INJURY TRUST. Subject to a determination by the Internal Revenue Service or a court of competent jurisdiction to the contrary, the Ephedra Personal Injury Trust shall be treated as a "qualified settlement fund" within the meaning of Treasury Regulation section 1.468B-1, and all parties (including the Debtors, the Ephedra Personal Injury Trustee and the holders of 2002-2004 Ephedra PI Claims) shall report consistent therewith.

           5.5 APPOINTMENT OF EPHEDRA PERSONAL INJURY TRUSTEE. Prior to the Effective Date, the Ephedra Claimants Committee shall appoint the individual to serve as the Ephedra Personal Injury Trustee for the Ephedra Personal Injury Trust; provided that no individual shall be appointed as the Ephedra Personal Injury Trustee if such individual would be treated as, or would cause the

Ephedra Personal Injury Trust to be treated as, a "related person" (within the meaning of Treasury Regulation section 1.468B-1(d)(2)) to any of the Debtors.

                                    SECTION 6

                       PROVISIONS GOVERNING DISTRIBUTIONS

           6.1 DISTRIBUTION RECORD DATE. Subject to section 6.3 of the Plan, (i) as of the close of business on the Distribution Record Date, the various transfer registers for each of the Classes of Claims or Equity Interests as maintained by the Debtors, or their claims agent, shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims or Equity Interests; (ii) the Debtors and the Ephedra Personal Injury Trustee, as the case may be, shall have no obligation to recognize any transfer of Claims or Equity Interests entered on the docket of the Bankruptcy Court on or after the Distribution Record Date; and (iii) the Debtors and the Ephedra Personal Injury Trustee, as the case may be, shall be entitled to recognize and deal for all purposes hereunder only with those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date, to the extent applicable. Distributions to holders of General Unsecured Claims under the Indenture will be made pursuant to the surrender of securities as described in section 6.3 of the Plan.

           6.2 DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE DISTRIBUTIONS. Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim shall be made at the address of such holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Debtors or their agents or in a letter of transmittal unless the Debtors and/or the Ephedra Personal Injury Trustee, as the case may be, have been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim by such holder that contains an address for such holder different from the address reflected on such Schedules for such holder. Any distribution to be made to a holder of a General Unsecured Claim under the Indenture shall be made to the Indenture Trustee to assert its charging lien against such distributions. Any distribution to the Indenture Trustee shall be deemed a distribution to the respective holder of a General Unsecured Claim under the Indenture. In the event that any distribution to any holder is returned as undeliverable, no further distributions to such holder shall be made unless and until the Debtors or the Ephedra Personal Injury Trustee, as the case may be, are notified of such holder's then-current address, at which time all missed distributions shall be made to such holder, without interest. All demands for undeliverable distributions shall be made on or before ninety (90) days after the date such undeliverable distribution was initially made. Thereafter, in accordance with section 347(b) of the Bankruptcy Code, the amount represented by such undeliverable distribution shall irrevocably revert to the Debtors or the Ephedra Personal Injury Trust, as the case may be, and any Claim in respect of such undeliverable distribution shall be discharged and forever barred from assertion against the Ephedra Personal Injury Trust, the Debtors, and their property.

           6.3 SURRENDER OF INSTRUMENTS. As a condition to receiving any distribution under the Plan, each holder of a note under the Indenture must surrender such note held by it to the Indenture Trustee or its designee. Any holder of such note that fails to (i) surrender such note, or (ii) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the

Indenture Trustee and furnish a bond in form, substance, and amount reasonably satisfactory to the Indenture Trustee before the first anniversary of the Effective Date shall be deemed to have forfeited all rights and Claims and may not participate in any distribution under the Plan. Any distribution so forfeited shall become property of the Debtors.

           6.4 SETOFFS. The Debtors may, but shall not be required to, set off against any Claim (for purposes of determining the Allowed amount of such Claim on which distribution shall be made), any claims of any nature whatsoever that the Debtors may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such claim the Debtors may have against the holder of such Claim.

           6.5 TRANSACTIONS ON BUSINESS DAYS. If the Effective Date or any other date on which a transaction may occur under the Plan shall occur on a day that is not a Business Day, the transactions contemplated by the Plan to occur on such day shall instead occur on the next succeeding Business Day but shall be deemed to have been completed as of the required date.

           6.6 ALLOCATION OF PLAN DISTRIBUTION BETWEEN PRINCIPAL AND INTEREST. All distributions in respect of any Allowed Claim shall be allocated first to the principal amount of such Allowed Claim, as determined for federal income tax purposes, and thereafter, to the remaining portion of such Claim comprising interest, if any (but solely to the extent that interest is an allowable portion of such Allowed Claim).

           6.7 WITHHOLDING AND REPORTING REQUIREMENTS. The Plan Administrator shall comply with all applicable withholding and reporting requirements imposed by any federal, state, local, or foreign tax authority, and all distributions under the Plan shall be subject to any such withholding and reporting requirements. Notwithstanding the above, each holder of an Allowed Claim that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding, and other tax obligations, on account of such distribution.

                                    SECTION 7

               MEANS FOR IMPLEMENTATION AND EXECUTION OF THE PLAN

           7.1 DEEMED CONSOLIDATION OF DEBTORS FOR PLAN PURPOSES ONLY. On the Effective Date, the Debtors shall be deemed consolidated for voting and distribution purposes under the Plan. Accordingly, for such purposes: (i) all guaranties of any Debtor of the payment, performance, or collection of obligations of another Debtor shall be eliminated and canceled, (ii) any obligation of any Debtor and all guaranties thereof executed by one or more of the other Debtors shall be treated as a single obligation, and such guaranties shall be deemed a single Claim against the deemed consolidated Debtors, (iii) all joint obligations of two or more Debtors and all multiple Claims against such entities on account of such joint obligations shall be treated and allowed only as a single Claim against the deemed consolidated Debtors, (iv) all Claims between or among the Debtors shall be canceled, and (v) each Claim filed in the Chapter 11 Case of any Debtor shall be deemed filed against the deemed consolidated Debtors and a single obligation of the deemed consolidated Debtors on and after the Effective Date. Such deemed consolidation, however, shall not affect the legal and organizational structure of the Debtors and each of TL Administration Inc. and TL Administration (UK) ltd. shall be governed by their respective certificate of incorporation and by-laws.

           7.2 THE PLAN ADMINISTRATOR.

               (a) The Confirmation Order shall name the Plan Administrator to implement, or cause to be implemented, the terms of the Plan with respect to the consolidated Debtors.

               (b) The Plan Administrator shall be designated by the Debtors in consultation with the Creditors Committee.

               (c) The salient terms of the Plan Administrator's employment, including the Plan Administrator's duties and compensation (which compensation shall be negotiated by the Plan Administrator, the Debtors, and the Creditors Committee), to the extent not set forth in the Plan, shall be set forth in the Confirmation Order. The Plan Administrator shall be entitled to reasonable compensation in an amount consistent with that of similar functionaries in similar types of bankruptcy proceedings.

               (d) The Plan Administrator shall have no liability to the Debtors, their creditors, or their equity holders. The Debtors shall indemnify and hold harmless the Plan Administrator for any losses incurred in its capacity as such, except to the extent such losses were the result of such person's gross negligence or willful misconduct.

               (e) In the event the Plan Administrator dies, is terminated, or resigns for any reason, the U.S. Trustee shall designate a successor. The Plan Administrator shall be required to disclose its connections, if any, with the Debtors, their creditors, any other party in interest, and the U.S. Trustee.

           7.3 DIRECTORS/OFFICERS/ASSETS OF THE DEBTORS ON THE EFFECTIVE DATE.

               (a) On the Effective Date, the authority, power and incumbency of the persons then acting as directors and officers of the Debtors shall be terminated and such directors and officers shall be deemed to have resigned or to have been removed without cause.

               (b) On the Effective Date, the Plan Administrator shall be appointed as and become, and shall succeed to such powers as would have been applicable to Holding's officers and directors. In addition, the Plan Administrator shall be appointed as the initial director and officer of TL Administration Inc. and TL Administration (UK) Ltd., to serve in accordance with the respective certificates of incorporation and by-laws of such companies.

               (c) Notwithstanding anything to the contrary herein, all assets of the Debtors shall remain assets of the respective Debtor until they are transferred or distributed, or caused to be transferred or distributed, by the Plan Administrator pursuant to the terms of this Plan.

               (d) After the Effective Date, the Plan Administrator may decide, in its sole discretion, to maintain, or cause to be maintained, any or all of the Debtors as corporations in good standing until such time as all aspects of the Plan (other than those aspects that are the responsibility of the Ephedra Personal Injury Trust) have been completed (provided, however, that the Debtors shall conduct no business except as necessary or appropriate to implement the
Plan) or, at such time as the Plan Administrator considers appropriate and consistent with the implementation of the Plan, may dissolve, or cause to be dissolved, the Debtors and complete the winding up of the Debtors in accordance with applicable law. In connection with the liquidation of the Debtors, the Plan Administrator may transfer, or caused to be transferred, all assets of the Debtors to a trust or other entity created to make distributions in accordance with the Plan to holders of Allowed Claims and the Ephedra Personal Injury Trust. The Plan Administrator may act as trustee of such a trust if and as permitted by law or in the capacity of management of any other entity created to make such distributions. As soon as practicable after all aspects of the Plan (other than those aspects that are the responsibility of the Ephedra Personal Injury Trust) have been completed, the Debtors shall be dissolved and wound up in accordance with applicable law.

               (e) As of the Effective Date, the certificate of incorporation and by-laws of each of the Debtors shall be amended to the extent necessary to carry out the provisions of the Plan. The amended certificates and by-laws, if any, of each of the Debtors shall be included in the Plan Supplement.

           7.4 DUTIES AND POWERS OF THE PLAN ADMINISTRATOR. The Plan Administrator, together with its representatives and professionals, shall administer, or cause to be administered, the Plan. The duties and powers of the Plan Administrator shall include all powers necessary to implement the Plan and administrate and liquidate, or cause to be administered and liquidated, the assets of the Debtors, including, without limitation, the duties and powers listed herein.

               (a) AUTHORITY. The Plan Administrator may exercise all power and authority that may be or could have been exercised, commence all proceedings that may be or could have been commenced and take all actions that may be or could have been taken by an officer, director, or shareholder of Holdings with like effect as if authorized, exercised, and taken by unanimous action of such officers and directors, without shareholder approval, including, without limitation, amendment of the certificate of incorporation and by-laws of Holdings and the dissolution of Holdings.

               (b) CLAIMS. The Plan Administrator may object to, seek to subordinate, compromise, or settle any or all Claims against the Debtors except such Claims that are the responsibility of the Ephedra Personal Injury Trust; provided, however, that the Creditors Committee shall have the exclusive right to continue to litigate, compromise, or settle any litigation commenced by the Creditors Committee on behalf of the Debtors prior to the Effective Date.

               (c) LIQUIDATION OF ASSETS. The Plan Administrator shall, or shall cause the appropriate Debtor to, in an expeditious but orderly manner, liquidate and convert to cash the assets of the consolidated Debtors, make timely distributions, and not unduly prolong the duration of the Debtors. In so doing, the Plan Administrator shall exercise its reasonable business judgment in liquidating the assets of the consolidated Debtors to maximize recoveries. The liquidation of such assets may be accomplished through the sale of the assets (in whole or in combination, and including the sale of any Causes of Action, other than Causes of Action released under the Plan), through the prosecution, compromise and settlement, abandonment, or dismissal of any or all claims or Causes of Action (other than Causes of Action released under the Plan), or otherwise.

               (d) ABANDONING ASSETS. The Plan Administrator may, or may cause the appropriate Debtor to, abandon in any commercially reasonably manner, including abandonment or donation to a charitable organization of its choice, any assets, if it concludes that they are of no benefit to the Estates.

               (e) CAUSES OF ACTION. The Plan Administrator may pursue, or cause to be pursued, Causes of Action (other than Causes of Action released under the Plan) of the consolidated Debtors. The Plan Administrator shall have discretion to elect whether or not to pursue any and all such Causes of Action and whether and when to compromise, settle, abandon, dismiss, or otherwise dispose of any such Causes of Action, as the Plan Administrator may determine is in the best interests of the holders of Claims against the Debtors, and the Plan Administrator shall have no liability to any of the Debtors, their Estates, their creditors, the Creditors Committee or its members, the Ephedra Claimants Committee or its members, or any other party for the outcome of its decisions in this regard.

               (f) RETENTION OF PROFESSIONALS. The Plan Administrator may retain professionals to assist it in performing its duties hereunder.

               (g) BOOKS AND RECORDS. The Plan Administrator shall maintain the Debtors' books and records, maintain accounts, make distributions, and take other actions consistent with the Plan and the implementation hereof.

               (h) AGREEMENTS. The Plan Administrator may, or may cause the appropriate Debtor to, enter into any agreement or execute any document required by or consistent with the Plan and perform all of obligations of the respective Debtors thereunder.

               (i) INVESTMENT POWER. The right and power of the Plan Administrator to invest, or cause to be invested, any of the Debtors' Cash, including cash proceeds from the liquidation of any assets and the realization or disposition of any Causes of Action, and any income earned by the Debtors shall be limited to the right and power to invest such Cash in United States Treasury Bills, interest-bearing certificates of deposit, tax exempt securities having at the time of acquisition an investment grade credit rating as assigned by a nationally recognized credit rating service or investments permitted by section 345 of the Bankruptcy Code or otherwise authorized by the Bankruptcy Court, using prudent efforts to enhance the rates of interest earned on such Cash without inordinate credit risk or interest rate risk; provided, however, that the Plan Administrator may expend the Cash of the consolidated Debtors to effectuate the provisions of the Plan.

               (j) TAX OBLIGATIONS. The Plan Administrator shall have the powers of administration regarding all of the tax obligations of the Debtors, including filing of returns. The Plan Administrator shall (i) endeavor to complete and file, within ninety (90) days after the dissolution of the Debtors, the Debtors final federal, state and local tax returns, (ii) request, if necessary, an expedited determination of any unpaid tax liability of the Debtors or their Estates under Bankruptcy Code section 505(b) for all taxable periods of the consolidated Debtors ending after the Commencement Date through the dissolution of the Debtors as determined under applicable tax laws and (iii) represent the interest and account of the Debtors or their Estates before any taxing authority in all matters including, without limitation, any action, suit, proceeding or audit.

               (k) REPORTING DUTIES. The Plan Administrator shall be responsible for filing informational returns on behalf of the Debtors and paying any tax liability of the Debtors. The Plan Administrator shall file (or cause to be filed) any other statements, returns or disclosures relating to the Debtors that are required by any governmental unit or applicable law.

               (l) REASONABLE FEES AND EXPENSES. The Plan Administrator may incur any reasonable and necessary expenses in connection with the performance of its duties under the Plan.

               (m) OTHER ACTIONS. The Plan Administrator may take all other actions not inconsistent with the provisions of the Plan which the Plan Administrator deems reasonably necessary or desirable with respect to administering the Plan.

           7.5 METHOD OF DISTRIBUTIONS UNDER THE PLAN.

               (a) DISBURSING AGENT. All distributions under the Plan to the Ephedra Personal Injury Trust and holders of Allowed Non-Ephedra Claims against the Debtors shall be made in accordance with the terms of the Plan and to the extent provided by the Plan by the Plan Administrator as Disbursing Agent or such other Entity designated by the Plan Administrator as Disbursing Agent. A Disbursing Agent shall not be required to provide any bond, surety, or other security for the performance of its duties, unless otherwise ordered by the Bankruptcy Court; and, in the event that a Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond, surety, or other security shall be borne by the Debtors.

               (b) EFFECTIVE DATE PAYMENTS AND TRANSFERS. On the Effective Date, or, as soon thereafter as reasonably practicable, the Plan Administrator shall
(i) remit, to each holder of an Allowed Non-Ephedra Claim (as of the Distribution Record Date) against the Debtors, the distribution provided for such Claim under the Plan and (ii) pay and transfer to the Ephedra Personal Injury Trust (or cause the Settlement Escrow Agent to pay and transfer to the Ephedra Personal Injury Trust) the Cash and assets to be paid and transferred to the Ephedra Personal Injury Trust pursuant to section 5.3 of the Plan.

               (c) DISTRIBUTION OF CASH. At the option of the Plan Administrator or the Ephedra Personal Injury Trustee, as the case may be, any Cash payment to be made hereunder may be by check or wire transfer or as otherwise required or provided in applicable agreements.

               (d) RETENTION OF CASH. In making the distributions under the Plan, the Debtors shall, at all times, retain sufficient Cash and/or beneficial assets as reasonably necessary to (i) satisfy Administrative Expense Claims, Priority Tax Claims, Priority Non-Tax Claims, and, if applicable, Secured Claims, to the extent such claims are not paid on or prior to the Effective Date, (ii) meet the reasonably necessary administrative expenses of the Debtors after the Effective Date, including contingent liabilities and the cost of continuation of litigation commenced by the Creditors Committee on behalf of the Debtors prior to the Effective Date, (iii) pay reasonable administrative expenses of the Estate that have not been paid (including the Debtors' professional fees and expenses and the fees of the U.S. Trustee) or have not been Allowed as of the Effective Date but which are subsequently Allowed, (iv) satisfy all Disputed Claims (including, without limitation and as applicable, Consumer Class Action Claims, but not including Disputed Ephedra Personal Injury Claims) estimated by the Bankruptcy Court pursuant to section 502(c) of the Bankruptcy Code in the amount so estimated, (v) satisfy all Disputed Claims (but not including Disputed Ephedra Personal Injury Claims or Disputed Claims estimated by the Bankruptcy Court pursuant to section 502(c) of the Bankruptcy
Code) in the event that all such Claims were to become Allowed Claims, (vi) satisfy other liabilities incurred by the Debtors in accordance with the Plan, and (vii) otherwise perform the functions and take the actions provided for or permitted herein or in any other agreement executed by the Plan Administrator pursuant to the Plan. The amounts retained pursuant to this paragraph shall not be segregated from the other assets of the Debtors.

               (e) FINAL DISTRIBUTIONS AND TRANSFERS. As soon as reasonably practicable after the resolution of all Disputed Non-Ephedra Claims and after all assets of the consolidated Debtors have been liquidated and the resolution of all Causes of Action, the Plan Administrator shall (x) to the extent not paid, pay all Allowed Administrative Expense Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims, and wind down costs and expenses including the fees of the U.S. Trustee; (y) to the extent the Debtors have remaining Cash after the payments made in accordance with (x) above, distribute to each holder of an Allowed General Unsecured Claim its Pro Rata share of such remaining Cash; but in no event shall the amount of such distribution, when added to the amount of prior distributions received by such holder, exceed the amount of such Allowed Claim; and (z) complete the wind up of the affairs of the Debtors (or the successor to the Debtors).

           7.6 PROCEDURES FOR TREATING DISPUTED CLAIMS.

               (a) OBJECTIONS. Any objections to Non-Ephedra Claims shall be served and filed on or before the later of (a) 120 days after the Effective Date and (b) such later date as may be fixed by the Bankruptcy Court.

               (b) NO DISTRIBUTIONS PENDING ALLOWANCE. Notwithstanding any other provision hereof, if any portion of a Non-Ephedra Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

               (c) ESTIMATION OF CLAIMS. The Plan Administrator may at any time request that the Bankruptcy Court estimate any contingent, unliquidated, or Disputed Non-Ephedra Claim including, without limitation, any Consumer Class

Action Claim, pursuant to section 502(c) of the Bankruptcy Code or otherwise regardless of whether the Debtors previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain exclusive jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including without limitation, during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent, unliquidated, or Disputed Non-Ephedra Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Plan Administrator may pursue supplementary proceedings to object to the allowance of such Claim. All of the aforementioned objection, estimation, and resolution procedures are intended to be cumulative and not exclusive of one another. Non-Ephedra Claims may be estimated and subsequently disallowed, reduced, compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

               (d) RESOLUTION OF DISPUTED CLAIMS.

                              (i) Within sixty (60) days of a Disputed
               Non-Ephedra Claim becoming an Allowed Claim, the Plan Administrator shall remit to the holder of such Allowed Claim Cash equal to the amount such holder would have received as of that date under the Plan if the Allowed portion of the Disputed Claim had been an Allowed Claim as of the Effective Date.

                              (ii) To the extent that a Disputed Non-Ephedra
               Claim is not Allowed or becomes an Allowed Claim in an amount less than the amount of the Disputed Claim set forth in the proof of claim, or as previously estimated by the Bankruptcy Court, the excess of the amount of Cash that would have been distributed to the holder of the Disputed Claim if the Claim had been Allowed in full over the amount of Cash actually distributed on account of such Disputed Claim shall be Available Cash.

                              (iii) Holders of Disputed Non-Ephedra Claims shall
               not be entitled to interest if such Disputed Claim becomes an Allowed Claim except to the extent such holder is entitled to interest under the Plan as a holder of an Allowed Claim.

           7.7 CLOSING OF THE CHAPTER 11 CASES. When all Disputed Non-Ephedra Claims filed against the Debtors have become Allowed Claims or have been disallowed by Final Order and all remaining assets of the consolidated Debtors have been liquidated and converted into Cash or abandoned and such Cash has been distributed in accordance with the Plan, the Plan Administrator shall seek authority from the Bankruptcy Court to close the Chapter 11 Cases in accordance with the Bankruptcy Code and the Bankruptcy Rules.

           7.8 CANCELLATION OF EXISTING SECURITIES AND AGREEMENTS. Except for purposes of evidencing a right to distributions under the Plan or otherwise provided hereunder, on the Effective Date all the agreements and other documents evidencing the Claims or rights of any holder of a Claim against the Debtors, including the Indenture and any notes evidencing such Claims shall be canceled;

provided, however, that the Indenture shall continue in effect solely for the purposes of (i) allowing the Indenture Trustee to make any distributions on account of Allowed General Unsecured Claims of noteholders under the Indenture pursuant to the Plan and to perform such other necessary administrative functions with respect thereto, and (ii) permitting the Indenture Trustee to maintain any rights or liens they may have for fees, costs, and expenses under the Indenture.

           7.9 DISSOLUTION. Within thirty (30) days after completion of the acts required by the Plan, or as soon thereafter as is practicable, each Debtor shall be deemed dissolved for all purposes without the necessity for any other or further actions to be taken by or on behalf of each Debtor; provided, however, that each Debtor shall file with the office of the Secretary of State or other appropriate office for the state of its organization a certificate of cancellation or dissolution.

           7.10 BOOKS AND RECORDS. The Plan Administrator shall have the responsibility of storing and maintaining the Debtors' books and records until one year after the date the Debtors are dissolved in accordance with Section 7.9 hereof, after which time such books and records may be abandoned or destroyed without further Bankruptcy Court order. For purposes of this Section, books and records include computer generated or computer maintained books and records and computer data, as well as electronically generated or maintained books and records or data, along with books and records of the Debtors maintained by or in possession of third parties and all of the claims and rights of the Debtors in and to their books and records, wherever located.

           7.11 CORPORATE ACTION. Upon the Effective Date, the Debtors shall perform each of the actions and effect each of the transfers required by the terms of the Plan, in the time period allocated therefor, and all matters provided for under the Plan that would otherwise require approval of the stockholders, partners, members, directors, or comparable governing bodies of the Debtors shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to the applicable general corporation law (or other applicable governing law) of the states in which the Debtors are incorporated or organized, without any requirement of further action by the stockholders, members, or directors (or other governing body) of the Debtors. Each of the Debtors shall be authorized and directed, following the completion of all disbursements, other transfers, and other actions required of the Debtors by the Plan, to file its certificate of cancellation or dissolution as contemplated by Section 7.9 hereof. The filing of such certificates of cancellation, dissolution, or merger shall be authorized and approved in all respects without further action under applicable law, regulation, order, or rule, including, without express or implied limitation, any action by the stockholders, members, or directors (or other governing body) of the Debtors.

           7.12 EFFECTUATING DOCUMENTS AND FURTHER TRANSACTIONS. Each of the officers of each of the Debtors is authorized and directed to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

                                    SECTION 8

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

           8.1 EXECUTORY CONTRACTS AND UNEXPIRED LEASES. On the Effective Date, all executory contracts and unexpired leases to which any of the Debtors are parties shall be deemed rejected as of the Effective Date, except for an executory contract or unexpired lease that (i) has been assumed or rejected pursuant to Final Order of the Bankruptcy Court entered prior to the Effective Date or (ii) is the subject of a separate motion to assume or reject filed under section 365 of the Bankruptcy Code by the Debtors prior to the Effective Date.

           8.2 APPROVAL OF REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES. Entry of the Confirmation Order shall constitute the approval, pursuant to section 365(a) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected as of the Effective Date pursuant to the Plan.

           8.3 REJECTION CLAIMS. In the event that the rejection of an executory contract or unexpired lease by any of the Debtors pursuant to the Plan results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a filed proof of claim, shall be forever barred and shall not be enforceable against the Debtors, or any property to be distributed under the Plan unless a proof of claim is filed with the Bankruptcy Court and served upon the Plan Administrator on or before the date that is thirty (30) days after notice of the Confirmation Date and such bar date has been provided to the holder of such Claim.

                                    SECTION 9

                            EFFECTIVENESS OF THE PLAN

           9.1 CONDITION PRECEDENT TO CONFIRMATION OF PLAN. The following is a condition precedent to the confirmation of the Plan:

               (a) The Bankruptcy Court shall have entered a Confirmation Order in form and substance satisfactory to the Debtors.

               (b) (i) The Aggregate Allowed Consumer Class Action Claims shall be no greater than such amount that will yield an aggregate distribution to all such class claimants of $350,000 including attorney fees or (ii) the aggregate Allowed amount of Class 5 Claims (General Unsecured Claims) shall be no greater than $68,300,000.

               (c) The Bankruptcy Court shall have entered a Confirmation Order confirming the Plan which includes the Plan Release and Injunction in Favor of Settling Third Parties as provided in paragraph 4 of the 2002-2004 Ephedra PI Settlement Agreement.

           9.2 CONDITIONS PRECEDENT TO EFFECTIVE DATE. The following are conditions precedent to the Effective Date of the Plan:

               (a) No stay of the Confirmation Order shall then be in effect;

               (b) The Ephedra Personal Injury Trust Agreement shall have been executed and made effective;

               (c) The Settlement Escrow Agent shall have paid to the Ephedra Personal Injury Trust the Third Party Settlement Amounts aggregating the Aggregate Third Party Settlement Amount;

               (d) The Debtors shall have paid to the Ephedra Personal Injury Trust the amount of the Class 4 Distribution; and

               (e) The Debtors shall have sufficient available Cash and/or beneficial assets to pay the sum of (i) satisfying Administrative Expense Claims, Priority Tax Claims, Priority Non-Tax Claims, and Secured Claims, if applicable and to the extent such claims have not been paid, (ii) the reasonably necessary administrative expenses of the Debtors after the Effective Date, including contingent liabilities and the cost of continuation of litigation commenced by the Creditors Committee on behalf of the Debtors prior to the Effective Date, (iii) the reasonable administrative expenses of the Estate that have not been paid (including the Debtors' professional fees and expenses and the fees of the U.S. Trustee), (iv) satisfying all Disputed Claims (including, without limitation and as applicable, Consumer Class Action Claims, but not including Disputed Ephedra Personal Injury Claims) estimated by the Bankruptcy Court pursuant to section 502(c) of the Bankruptcy Code in the amount so estimated, (v) satisfying all Disputed Claims (but not including Disputed Ephedra Personal Injury Claims or Disputed Claims estimated by the Bankruptcy Court pursuant to section 502(c) of the Bankruptcy Code) in the event that all such Claims were to become Allowed Claims, (vi) other liabilities incurred by the Debtors in accordance with the Plan, and (vii) the amount required to otherwise perform the functions and take the actions provided for or permitted herein or in any other agreement executed by the Plan Administrator pursuant to the Plan.

           9.3 SATISFACTION OF CONDITIONS. Any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action. If the Debtors decide, after consultation with the Creditors Committee and the Ephedra Claimants Committee, that one of the conditions precedent set forth in Section 9.2 hereof cannot be satisfied and the occurrence of such condition is not waived or cannot be waived, then the Debtors shall file a notice of the failure of the Effective Date with the Bankruptcy Court.

           9.4 EFFECT OF NONOCCURRENCE OF CONDITIONS TO CONSUMMATION. If each of the conditions to consummation and the occurrence of the Effective Date has not been satisfied or duly waived on or before the first Business Day that is one hundred twenty (120) days after the Confirmation Date, or such later date as shall be agreed by the Debtors and the Ephedra Claimants Committee, or by order of the Bankruptcy Court, the Confirmation Order may be vacated by the Bankruptcy Court. If the Confirmation Order is vacated pursuant to this Section, the Plan shall be null and void in all respects, and nothing contained in the Plan shall constitute a waiver or release of any Claims against any of the Debtors.

           9.5 WAIVER OF CONDITIONS. The Debtors and the Ephedra Claimants Committee may together (but not individually) waive by a writing signed by an authorized representative of the respective party and subsequently filed with the Bankruptcy Court, one or more of the conditions precedent set forth in
Section 9.1 and Section 9.2 hereof, other than the conditions set forth in Sections 9.1(a), 9.1(c), 9.2(a), 9.2(b), and 9.2(e) hereof. The Debtors and the Settling Third Parties may together (but not individually) waive by writing signed by an authorized representative of the respective party and subsequently filed with the Bankruptcy Court the condition set forth in Section 9.1(c) hereto.

                                    SECTION 10

                             EFFECT OF CONFIRMATION

                            10.1 VESTING OF ASSETS.

               (a) As of the Effective Date, the property of the Estates shall vest in the Debtors or such other entity as provided in the Plan.

               (b) From and after the Effective Date, the Plan Administrator and the Ephedra Personal Injury Trustee may dispose of, or cause to be disposed of, the assets of the Debtors and the Ephedra Personal Injury Trust respectively, free of any restrictions of the Bankruptcy Code, but in accordance with the provisions of the Plan and the Ephedra Personal Injury Trust Agreement.

               (c) As of the Effective Date, all assets of the Debtors and the Ephedra Personal Injury Trust shall be free and clear of all Claims, except as provided in the Plan or the Confirmation Order.

           10.2 BINDING EFFECT. Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code, on and after the Confirmation Date, the provisions of the Plan shall bind any holder of a Claim against, or Equity Interest in, the Debtors and their respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder has accepted the Plan.

           10.3 RETENTION OF CAUSES OF ACTION. Except as otherwise provided in the Plan, on and after the Effective Date, the Debtors will have the exclusive right to enforce any and all Causes of Action against any person. The Debtors may pursue, abandon, settle, or release any or all Causes of Action (other than Causes of Action released under the Plan), as they deem appropriate, without the need to obtain approval or any other or further relief from the Bankruptcy Court. The Plan Administrator may pursue, abandon, settle, or release any or all such Causes of Action as it deems appropriate, without the need to obtain approval or any other or further relief from the Bankruptcy Court. The Debtors may, in their sole discretion, offset any such claim held against a person against any payment due such person under the Plan; provided, however, that any claims of the Debtors arising before the Commencement Date shall first be offset against Claims against the Debtors arising before the Commencement Date.

           10.4 EXCULPATIONS AND LIMITATION OF LIABILITY. Notwithstanding anything to the contrary contained herein, as of the Effective Date, none of (i) the Debtors and the Debtors' officers, directors, and employees, (ii) the Creditors Committee, (iii) the Ephedra Claimants Committee, and (iv) the members, representatives, accountants, financial advisors, investment bankers, consultants, and attorneys of the Entities described in (i) through (iii) of this paragraph shall have or incur any liability to any person for any act taken or omission, after the Commencement Date, in connection with or related to the Chapter 11 Cases or the operations of the Debtors' businesses during the Chapter 11 Cases, including but not limited to (i) formulating, preparing, disseminating, implementing, confirming, consummating or administrating the Plan (including soliciting acceptances or rejections thereof); (ii) the Disclosure Statement or any contract, instrument, release or other agreement or document entered into or any action taken or omitted to be taken in connection with the Plan or the Disclosure Statement; or (iii) any distributions made pursuant to the Plan, except for acts constituting willful misconduct or gross negligence.

           10.5 RELEASES.

               (a) RELEASES OF THE SETTLING THIRD PARTIES. IN CONSIDERATION OF THE 2002-2004 EPHEDRA PI SETTLEMENT AGREEMENT AND THE THIRD PARTY SETTLEMENT AMOUNTS, ON THE EFFECTIVE DATE, AND EXCEPT FOR THE OBLIGATIONS ARISING UNDER OR IN CONNECTION WITH THIS PLAN, THE DEBTORS, THE CREDITORS COMMITTEE, THE EPHEDRA CLAIMANTS COMMITTEE, AND ALL CREDITORS, FOR THEMSELVES, THEIR SUCCESSORS AND ASSIGNS, AND THE ESTATES, SHALL FULLY, FINALLY, AND IRREVOCABLY RELEASE AND FOREVER DISCHARGE THE RELEASED PARTIES OF AND FROM ANY AND ALL PAST, PRESENT, AND FUTURE CLAIMS, RIGHTS, ACTIONS, DEMANDS, INJURIES, DAMAGES, COMPENSATION, OR CAUSES OF ACTION OF WHATSOEVER KIND OR NATURE, ARISING OUT OF OR OTHERWISE RELATING TO THE MANUFACTURE, MARKETING, SALE, DISTRIBUTION, FABRICATION, ADVERTISING, SUPPLY, PRODUCTION, USE, OR INGESTION OF EPHEDRA OR EPHEDRA-CONTAINING PRODUCTS DESIGNED, MANUFACTURED, FABRICATED, SOLD, SUPPLIED, PRODUCED, OR DISTRIBUTED BY ONE OR MORE OF THE DEBTORS, WHETHER FORESEEN OR UNFORESEEN, KNOWN OR UNKNOWN, CONTINGENT OR ACTUAL, LIQUIDATED OR UNLIQUIDATED, WHETHER IN TORT OR CONTRACT, WHETHER STATUTORY OR AT COMMON LAW (INCLUDING, WITHOUT LIMITATION, CLAIMS UNDER SECTION 506(C) OF THE BANKRUPTCY CODE) WHICH THEY HAVE OR MAY HAVE AS OF THE CONFIRMATION DATE, ARISING FROM THE BEGINNING OF THE WORLD UP TO THE CONFIRMATION DATE, PROVIDED, HOWEVER, THAT SUCH RELEASE DOES NOT INCLUDE CLAIMS AGAINST THE SETTLING THIRD PARTIES IN CONNECTION WITH THE PRE-2002 EPHEDRA PI CLAIMS; PROVIDED, FURTHER, THAT SUCH RELEASE DOES LIMIT THE LIABILITY OF GNC IN EACH OF THE PRE-2002 EPHEDRA PI CLAIMS TO THE PROCEEDS OF THE DEBTORS' APPLICABLE INSURANCE POLICY OR POLICIES AND FURTHER LIMITS THE RECOVERY OF ANY HOLDER OF A PRE-2002 EPHEDRA PI CLAIM SOLELY TO SUCH INSURANCE PROCEEDS IN CONNECTION WITH ANY CLAIM AGAINST GNC.

               (b) RELEASES OF THE BLECHMANS. IN CONSIDERATION OF THE BLECHMAN AGREEMENT, ON THE EFFECTIVE DATE, AND EXCEPT FOR THE OBLIGATIONS ARISING UNDER OR IN CONNECTION WITH THIS PLAN, THE DEBTORS, THE CREDITORS COMMITTEE, THE EPHEDRA CLAIMANTS COMMITTEE, AND ALL CREDITORS, FOR THEMSELVES, THEIR SUCCESSORS AND ASSIGNS, THE ESTATES, AND ANY PERSON CLAIMING BY, THROUGH, OR UNDER ANY OF THE FOREGOING SHALL FULLY, FINALLY, AND IRREVOCABLY RELEASE AND FOREVER DISCHARGE THE BLECHMANS OF AND FROM ANY AND ALL CLAIMS, RIGHTS, ACTIONS, DEMANDS, INJURIES, DAMAGES, COMPENSATION, OR CAUSES OF ACTION OF EVERY KIND AND

NATURE, WHETHER FORESEEN OR UNFORESEEN, KNOWN OR UNKNOWN, CONTINGENT OR ACTUAL, LIQUIDATED OR UNLIQUIDATED, WHETHER IN TORT OR CONTRACT, WHETHER STATUTORY OR AT COMMON LAW (INCLUDING, WITHOUT LIMITATION, CLAIMS UNDER SECTION 506(C) OF THE BANKRUPTCY CODE AND ANY AND ALL CLAIMS OF CREDITORS OR SHAREHOLDERS OF THE DEBTORS) (I) ASSERTED OR THAT MIGHT HAVE BEEN ASSERTED IN THE AMENDED COMPLAINT OR THE DECLARATORY JUDGMENT COMPLAINT, (II) ARISING OUT OF OR RELATED TO THE FACTS AND CIRCUMSTANCES ALLEGED IN THE AMENDED COMPLAINT OR DECLARATORY JUDGMENT COMPLAINT, (III) ARISING FROM ALL ALLEGED ACTS OR OMISSIONS OF EVERY KIND, NATURE, AND DESCRIPTION BY ANY OF THE BLECHMANS ARISING OUT OF THEIR MANAGEMENT OF THE DEBTORS OR RELATED TO ANY OF THE DEBTORS, AND (IV) BASED ON ALLEGATIONS OF PRODUCT LIABILITY, PERSONAL INJURY (WHETHER PHYSICAL, EMOTIONAL, OR OTHERWISE), WRONGFUL DEATH, OR OTHER STATUTORY CLAIMS RELATING TO PRODUCTS MANUFACTURED, FABRICATED, SUPPLIED, ADVERTISED, MARKETED, DISTRIBUTED, AND/OR SOLD BY THE DEBTORS) WHICH THEY HAVE OR MAY HAVE AS OF THE CONFIRMATION DATE RELATING TO THE DEBTORS, ARISING FROM THE BEGINNING OF THE WORLD UP TO THE CONFIRMATION DATE.

               (c) Releases by the Settling Third Parties and the Blechmans. For good and valuable consideration, on the Effective Date, and except for the obligations arising under or in connection with this Plan, the Blechmans and the Released Parties, for themselves, their successors and assigns, and any person claiming by, through, or under any of the foregoing shall fully, finally, and irrevocably release and forever discharge the Debtors and the Estates of and from any and all claims, rights, actions, demands, injuries, damages, compensation, or Causes of Action which they have or may have as of the Confirmation Date relating to the Debtors, arising from the beginning of the world up to the Confirmation Date; provided, however, that such release does not include release of Ephedra Indemnification Claims in connection with Pre-2002 Ephedra PI Claims, which claims will be treated in accordance with section 4.3 of the Plan.

           10.6 INJUNCTION.

               (a) ALL ENTITIES WHO HAVE HELD, HOLD, OR MAY HOLD CLAIMS AGAINST OR EQUITY INTERESTS IN ANY OR ALL OF THE DEBTORS AND OTHER PARTIES IN INTEREST, ALONG WITH THEIR RESPECTIVE PRESENT OR FORMER EMPLOYEES, AGENTS, OFFICERS, DIRECTORS, OR PRINCIPALS, ARE PERMANENTLY ENJOINED, ON AND AFTER THE EFFECTIVE DATE, WITH RESPECT TO ALL CLAIMS AGAINST, AND EQUITY INTERESTS IN, ANY OF THE DEBTORS FROM (I) COMMENCING, CONDUCTING, OR CONTINUING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY CAUSE OF ACTION OR OTHER PROCEEDING OF ANY KIND (INCLUDING, WITHOUT LIMITATION, ANY PROCEEDING IN A JUDICIAL, ARBITRAL, ADMINISTRATIVE OR OTHER FORUM) AGAINST OR AFFECTING THE DEBTORS, THE ESTATES, THE PLAN ADMINISTRATOR, EPHEDRA PERSONAL INJURY TRUST, THE EPHEDRA PERSONAL INJURY TRUSTEE, IDEASPHERE, THE RELEASED PARTIES, THE BLECHMANS, OR THE PROPERTY OF ANY OF THE FOREGOING, (II) ENFORCING, LEVYING, ATTACHING (INCLUDING, WITHOUT LIMITATION, ANY PREJUDGMENT ATTACHMENT), COLLECTING, OR OTHERWISE RECOVERING BY ANY MANNER OR MEANS, WHETHER DIRECTLY OR INDIRECTLY, ANY JUDGMENT, AWARD, DECREE, OR ORDER AGAINST THE DEBTORS, THE ESTATES, THE PLAN ADMINISTRATOR, THE EPHEDRA PERSONAL INJURY TRUST, THE EPHEDRA PERSONAL INJURY TRUSTEE, IDEASPHERE, THE RELEASED PARTIES, THE BLECHMANS, OR THE PROPERTY OF ANY OF THE FOREGOING,
(III) CREATING, PERFECTING, OR OTHERWISE ENFORCING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY ENCUMBRANCE OF ANY KIND AGAINST THE DEBTORS, THE ESTATES, THE PLAN ADMINISTRATOR, THE EPHEDRA PERSONAL INJURY TRUST, THE EPHEDRA PERSONAL INJURY TRUSTEE, IDEASPHERE, THE RELEASED PARTIES, THE BLECHMANS, OR AGAINST THE PROPERTY OR INTERESTS IN PROPERTY OF THE DEBTORS, (IV) ASSERTING ANY RIGHT OF SETOFF, DIRECTLY OR INDIRECTLY, AGAINST ANY OBLIGATION DUE THE DEBTORS, THE ESTATES, THE PLAN ADMINISTRATOR, THE EPHEDRA PERSONAL INJURY TRUST, THE EPHEDRA PERSONAL INJURY TRUSTEE, IDEASPHERE, THE RELEASED PARTIES, THE BLECHMANS, OR ANY

OF THE PROPERTY OF THE FOREGOING, EXCEPT AS CONTEMPLATED OR ALLOWED BY THE PLAN;
(V) ACTING OR PROCEEDING IN ANY MANNER, IN ANY PLACE WHATSOEVER, THAT DOES NOT CONFORM TO OR COMPLY WITH THE PROVISIONS OF THE PLAN; (VI) COMMENCING, CONTINUING OR ASSERTING IN ANY MANNER ANY CAUSE OF ACTION OR OTHER PROCEEDING OF ANY KIND WITH RESPECT TO ANY CLAIMS AND CAUSES OF ACTION WHICH ARE EXTINGUISHED OR RELEASED PURSUANT TO THE PLAN, AND (VII) TAKING ANY ACTIONS TO INTERFERE WITH THE IMPLEMENTATION OR CONSUMMATION OF THE PLAN. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS PARAGRAPH SHALL PROHIBIT HOLDERS OF PRE-2002 EPHEDRA PI CLAIMS FROM PROSECUTING SUCH CLAIMS IN ACCORDANCE WITH SECTION 4.3 OF THE PLAN.

               (b) ALL PERSONS ARE PERMANENTLY ENJOINED, ON AND AFTER THE EFFECTIVE DATE, FROM ASSERTING ANY CLAIM (X) WHICH IS RELEASED BY SUCH PERSON UNDER THE PLAN OR (Y) FOR WHICH THE PARTY AGAINST WHOM SUCH CLAIM IS BEING ASSERTED HAS RECEIVED EXCULPATION UNDER THE PLAN, INCLUDING: (I) COMMENCING, CONDUCTING, OR CONTINUING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY CAUSE OF ACTION OR OTHER PROCEEDING OF ANY KIND (INCLUDING, WITHOUT LIMITATION, ANY PROCEEDING IN A JUDICIAL, ARBITRAL, ADMINISTRATIVE OR OTHER FORUM) ON ACCOUNT OF SUCH CLAIM, (II) ENFORCING, LEVYING ATTACHING (INCLUDING, WITHOUT LIMITATION, ANY PREJUDGMENT ATTACHMENT), COLLECTING, OR OTHERWISE RECOVERING BY ANY MANNER OR MEANS, WHETHER DIRECTLY OR INDIRECTLY, ANY JUDGMENT, AWARD, DECREE, OR ORDER ON ACCOUNT OF SUCH CLAIM, (III) CREATING, PERFECTING, OR OTHERWISE ENFORCING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY ENCUMBRANCE OF ANY KIND ON ACCOUNT OF SUCH CLAIM (IV) ASSERTING ANY RIGHT OF SETOFF, DIRECTLY OR INDIRECTLY, AGAINST ANY OBLIGATION ON ACCOUNT OF SUCH CLAIM (V) ACTING OR PROCEEDING IN ANY MANNER, IN ANY PLACE WHATSOEVER, THAT DOES NOT CONFORM TO OR COMPLY WITH THE PROVISIONS OF THE PLAN; (VI) COMMENCING, CONTINUING OR ASSERTING IN ANY MANNER ANY CAUSE OF ACTION OR OTHER PROCEEDING OF ANY KIND WITH RESPECT TO ANY SUCH CLAIM, AND (VII) TAKING ANY ACTIONS TO INTERFERE WITH THE IMPLEMENTATION OR CONSUMMATION OF THE PLAN.

           10.7 UNITED STATES EXCEPTION. Notwithstanding any provision of the Plan or any document or order associated therewith, nothing shall be deemed to waive, release, discharge, affect, or terminate any liability of, debt of, or Claim against the Debtors or any non-Debtor in connection with any criminal action or proceeding or civil forfeiture action or proceeding , or any action pursuant to the United States' police and regulatory power concerning conduct at any time by the Debtors (or its agents or former employees) and nothing herein shall release the Debtors or any non-Debtor from the criminal laws or civil forfeiture laws of the United States; provided that, except in connection with a properly filed proof of claim and to the extent that the Claim evidenced thereby is treated in accordance with the Plan, the foregoing provision does not permit the United States, any state of the United States, or any of their respective police or regulatory agencies to obtain any monetary recovery from or forfeit any assets of the Debtors or their property or interest in property with respect to any such Claim or other debt or liability that is discharged or any Equity Interest or other right of equity interest that is terminated or cancelled pursuant to the Plan, including, without limitation, any monetary claim, forfeiture, or penalty in furtherance of a police or regulatory power.

           10.8 TERMS OF PRE-PLAN INJUNCTION AND STAYS.

               (a) Unless otherwise provided in the Plan, the Confirmation Order, or a separate order of the Bankruptcy Court, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in such applicable order.

               (b) Unless otherwise ordered by the Bankruptcy Court, on and after the Confirmation Date, any "fifty percent shareholder" within the meaning of section 382(g)(4)(D) of the Tax Code shall be enjoined from claiming a worthless stock deduction with respect to any Equity Interest held by such shareholder for any taxable year of such shareholder ending prior to the Effective Date.

                                   SECTION 11

                            RETENTION OF JURISDICTION

           11.1 JURISDICTION OF BANKRUPTCY COURT. The Bankruptcy Court shall retain jurisdiction of all matters arising under, arising out of, or related to the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

               (a) To hear and determine motions for the assumption, assumption and assignment, or rejection of executory contracts or unexpired leases and the allowance of Claims resulting therefrom;

               (b) To determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on or commenced after the Confirmation Date, including, without limitation, any proceeding to recover a Cause of Action or Avoidance Action;

               (c) To ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

               (d) Except as to the 2002-2004 Ephedra PI Claims but subject to sections 5.3 or 11.1(i) herein, to consider Claims or the allowance, classification, priority, compromise, estimation, or payment of any Claim;

               (e) To enter, implement, or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;

               (f) To issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any person with the consummation, implementation, or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

               (g) To hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

               (h) To hear and determine all applications under sections 330, 331, and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Confirmation Date;

               (i) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Ephedra Personal Injury Trust, the Ephedra Personal Injury Trust Agreement, the Confirmation Order, any transactions or payments contemplated by any of the foregoing, or any agreement, instrument, or other document governing or relating to any of the foregoing;

               (j) To take any action and issue such orders as may be necessary to construe, enforce, implement, execute, and consummate the Plan or to maintain the integrity of the Plan following consummation;

               (k) To recover all assets of the Debtors and property of the Estates, wherever located;

               (l) To determine such other matters and for such other purposes as may be provided in the Confirmation Order;

               (m) To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including, without limitation, matters with respect to any taxes payable by a trust established in furtherance of the Plan);

               (n) To hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code; and

               (o) To enter a final decree closing the Chapter 11 Cases.

                                   SECTION 12

                            MISCELLANEOUS PROVISIONS

           12.1 DISSOLUTION OF CREDITORS COMMITTEE AND EPHEDRA CLAIMANTS COMMITTEE. The Creditors Committee and the Ephedra Claimants Committee shall dissolve on the Effective Date, or as soon thereafter as is reasonably practicable to permit the (i) Creditors Committee and the Ephedra Claimants Committee and their respective professionals the right to pursue, review, and object to any applications for compensation and reimbursement of expenses filed in accordance with Section 11.1(h) hereof and (ii) Creditors Committee the right to continue to pursue, or compromise and settle, any litigation commenced by the Creditors Committee on behalf of the Debtors prior to the Effective Date.

           12.2 SUBSTANTIAL CONSUMMATION. On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

           12.3 PAYMENT OF STATUTORY FEES. On the Effective Date, and thereafter as may be required, the Debtors shall pay all fees payable pursuant to section 1930 of chapter 123 of title 28 of the United States Code. Notwithstanding the deemed substantive consolidation of the Debtors for purposes of the Plan, each Debtor's calculation of and liability for quarterly fees shall remain unaffected, and each Debtor shall continue to pay all quarterly fees pursuant to section 1930 of chapter 123 of title 28 of the United States Code that become due after the Effective Date and, with respect to each Debtor, on or before the date that the Chapter 11 Case concerning such Debtor is (i) closed, (ii) dismissed, or (iii) converted to a case under Chapter 7 of the Bankruptcy Code.

           12.4 EFFECTUATING DOCUMENTS AND FURTHER TRANSACTIONS. Denis O'Connor, Operating Officer of Holdings, and an officer of each of the Debtors, is authorized and directed to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be reasonably necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

           12.5 EXEMPTION FROM TRANSFER TAXES. Pursuant to section 1146(c) of the Bankruptcy Code, the assignment or surrender of any lease or sublease, or the delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including any deeds, bills of sale, or assignments executed in connection with any disposition of assets contemplated by the Plan (including transfers of assets to and by the Ephedra Personal Injury Trust and transfers and assignments of assets to Ideasphere pursuant to the Ideasphere Agreement) shall not be subject to any stamp, real estate transfer, mortgage recording, sales, use, or other similar tax.

           12.6 POST-CONFIRMATION DATE FEES AND EXPENSES OF PROFESSIONALS. The Debtors shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses, incurred after the Confirmation Date, of the professional persons employed by the Debtors, the Ephedra Claimants Committee, and the Creditors Committee in connection with the implementation and consummation of the Plan, the claims reconciliation process, and any other matters as to which such professionals may be engaged. The fees and expenses of such professionals shall be paid within ten
(10) Business Days after submission of a detailed invoice therefor. If the Plan Administrator disputes the reasonableness of any such invoice, the Plan Administrator shall timely pay the undisputed portion of such invoice, and the Plan Administrator or the affected professional may submit such dispute to the Bankruptcy Court for a determination of the reasonableness of such invoice.

           12.7 ELIMINATION OF VACANT CLASSES. Any Class that is not occupied as of the commencement of the Confirmation Hearing by an Allowed Claim or a Claim temporarily allowed under Bankruptcy Rule 3018 or as to which no vote is cast shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

           12.8 NONCONSENSUAL CONFIRMATION. If any Impaired Class entitled to vote shall not accept the Plan by the requisite statutory majorities provided in section 1126(c) of the Bankruptcy Code, the Debtors reserve the right to request the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code.

           12.9 MODIFICATION OF PLAN. Upon reasonable notice to the Creditors Committee and the Ephedra Claimants Committee, the Plan may be amended, modified, or supplemented by the Debtors in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to section 1125 of the Bankruptcy Code, except as the Bankruptcy Court may otherwise direct. In addition, after the Confirmation Date, so long as such action does not materially adversely affect the treatment of holders of Claims or Equity Interests under the Plan, the Debtors may institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order, with respect to such matters as may be necessary to carry out the purposes and effects of the Plan. Prior to the Effective Date, the Debtors may make appropriate technical adjustments and modifications to the Plan without further order or approval of the Bankruptcy Court, provided that such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims or Equity Interests. Notwithstanding the foregoing, without the consent of the Settling Third Parties, the Plan may not be amended pursuant to this paragraph if after such amendment, the Plan would not include the Plan Release and Injunction in Favor of Settling Third Parties as provided in paragraph 4 of the 2002-2004 Ephedra PI Settlement Agreement.

           12.10 REVOCATION OR WITHDRAWAL OF PLAN. The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date. If the Debtors take such action, the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claim by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any other person in any further proceedings involving the Debtors.

           12.11 COURTS OF COMPETENT JURISDICTION. If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising out of the Plan, such abstention, refusal, or failure of jurisdiction shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

           12.12 SEVERABILITY. If, prior to the entry of the Confirmation Order, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

           12.13 GOVERNING LAW. Except to the extent the Bankruptcy Code or other federal law is applicable, the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

           12.14 EXHIBITS. The exhibits to the Plan are incorporated into and are a part of the Plan as if set forth in full herein.

           12.15 SUCCESSORS AND ASSIGNS. All the rights, benefits, and obligations of any person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors, and/or assigns of such person.

           12.16 TIME. In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

           12.17 NOTICES. All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

         If to the Debtors, to:

         TL Administration Corporation
         c/o AlixPartners
         9 West 57th Street, Suite 3420
         New York, New York  10019
         Attn:  Denis O'Connor
         Telephone:  (646) 746-2465
         Telecopier:  (646) 746-2490

                  -and-

         Weil, Gotshal & Manges LLP
         767 Fifth Avenue
         New York, New York  10153
         Attn:    Michael P. Kessler, Esq.
         Telephone:  (212) 310-8000
         Telecopier:  (212) 310-8007

Dated:  New York, New York
        May 25, 2005


                 Respectfully submitted,

                 TL ADMINISTRATION CORPORATION (F/K/A TWINLAB CORPORATION)

                       By:  /s/ Denis O'Conner
                            ----------------------------------------------------
                            Name: Denis O'Conner
                            Title: Vice President



                 TL ADMINISTRATION INC. (F/K/A TWIN LABORATORIES INC.)

                       By:  /s/ Denis O'Conner
                            ----------------------------------------------------
                            Name: Denis O'Conner
                            Title: Vice President



                 TL ADMINISTRATION (UK) LTD. (F/K/A TWIN LABORATORIES (UK) LTD.)

                       By:  /s/ Denis O'Conner
                            ----------------------------------------------------
                            Name: Denis O'Conner
                            Title: Vice President